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                                                                    Exhibit 99.1

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
N E W S  B U L L E T I N           RE: Starwood Financial                 TriNet Corporate
                                       1114 Avenue of the Americas        Realty Trust
        FROM:                          27th Floor                         One Embarcadero Center
                                       New York, NY 10036                 33rd Floor
The Financial Relations Board          Traded ASE: APT                    San Francisco, CA 94111
-----------------------------                                             Traded NYSE: TRI
B S M G  W O R L D W I D E
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
AT STARWOOD FINANCIAL:                                 AT TRINET:
Spencer B. Haber                                       Elisa F. DiTommaso
Executive Vice President-Finance and CFO               Senior Vice President-Finance and CFO
(212) 930-9400                                         (415) 391-4300

MEDIA INQUIRIES:                                       INVESTOR INQUIRIES:
Eric Berman, Adam Weiner or Sarah Zitter Milstein      Innisfree M&A Incorporated
Kekst and Company                                      (888) 750-5834
(212) 521-4800
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FOR IMMEDIATE RELEASE
OCTOBER 22, 1999

                        LEADING VOTING ADVISOR RECOMMENDS
                    VOTE FOR STARWOOD FINANCIAL-TRINET MERGER

        Starwood Financial Board Formally Approves Stock Repurchase Program

NEW YORK and SAN FRANCISCO - October 22, 1999 - Starwood Financial Trust (ASE: APT) and TriNet Corporate Reality Trust, Inc. (NYSE:TRI) announced today that Institutional Shareholder Services ("ISS"), the nation's leading voting advisory service, has recommended that its clients, including institutional investors, mutual funds and other fiduciaries, vote FOR the merger of Starwood Financial and TriNet.

     In its report, ISS noted that:

     - The merger will create the largest publicly-traded finance company with an exclusive focus on commercial real estate.
     - TriNet's business of providing net leases to creditworthy corporate tenants complements Starwood Financial's role in providing mortgage and other structured financing alternatives to real estate owners.
     - The merger will enhance the national scope of the combined company and may provide better access to capital and the scale to conduct larger transactions, which are subject to less competition.
     - The merger will increase the diversification of the combined company's asset base in terms of borrower/tenant concentration, property type, asset type and geography.

     After weighing these positive considerations against any possible risk factors associated with the proposed transaction, ISS concluded that the Starwood Financial-TriNet merger agreement warrants shareholder support.

                                    - more -

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Leading Voting Advisor Recommends Vote FOR Starwood Financial-TriNet Merger
Page 2 of 2

     Starwood Financial and TriNet have scheduled special shareholder meetings for Wednesday, November 3, 1999, at which time the results of the companies' shareholder votes will be announced. An interactive investor presentation regarding the merger is available on the Internet at www.vcall.com (enter ticker symbol APT). In addition, shareholders may obtain a copy of the proxy statement and proxy cards from the companies' solicitation agent, Innisfree M&A Incorporated at 888-750-5834.

     Starwood Financial also announced today that its Board has formally approved the implementation of a stock repurchase program upon closing of the merger, as previously described in the proxy statement mailed to shareholders with regard to the Starwood Financial-TriNet merger. The authorization allows Starwood Financial to purchase up to five million shares of its common stock from time to time after the closing of the merger, in the open market or through negotiated transactions.

     TriNet Corporate Realty Trust, Inc. is the largest publicly-traded company specializing in the net leasing of corporate office and warehouse distribution properties. TriNet provides capital to major corporations and real estate owners nationwide by structuring purchase/leaseback transactions and acquiring properties subject to existing long-term leases to creditworthy office and industrial tenants. The company's portfolio contains 143 properties comprising more than 19 million square feet in 25 states and is 96% leased. Additional information on TriNet Corporate Realty Trust, Inc. is available on the company's Web site at http://www.tricorp.com.

     Starwood Financial is the leading publicly-traded finance company focused exclusively on the commercial real estate industry. The company, which is taxed as a real estate investment trust, provides structured mortgage, mezzanine and lease financing through its proprietary origination, acquisition and servicing platform. The company's mission is to maximize risk-adjusted returns on equity by providing innovative and value-added financing solutions to the real estate industry.

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